EXHIBIT 10.b.1(xxxiv)
ALEXANDER & BALDWIN, INC. EXCESS BENEFITS PLAN

AMENDMENT NO. 3

The Alexander & Baldwin, Inc. Excess Benefits Plan, effective June 29, 2012, hereinafter referred to as the “Plan,” is hereby amended effective on and after April 1, 2020, as follows:

1.Section 1.01 is hereby amended by adding language to the end there of the as follows:

Effective April 1, 2020, the Plan is merged with, and all frozen accounts are transferred to, the Alexander & Baldwin, Inc. Nonqualified Defined Contribution Plan (the “New DCP”), pursuant to which hypothetical investment options may be credited to the merged frozen accounts in accordance with the New DCP; provided, however, notwithstanding any provision of this Plan or the New DCP to the contrary, the frozen account balances from this Plan and any related earnings from the hypothetical investment options under the New DCP shall be paid in the same time and form as set for in this Plan.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 3 to be executed on its behalf by its duly authorized officers on March 23, 2020.

ALEXANDER & BALDWIN, INC.

By: /s/ Nelson N. S. Chun
Its EVP and Chief Legal Officer

By: /s/ Alyson J. Nakamura
Its VP and Secretary